
Telegen Corporation and Subsidiaries
Computation of Earnings Per Share

                                                                             1997                   1996                   1995
                                                                         ------------           ------------           ------------
Loss attributable to common shareholders:
 Loss before extraordinary gain                                          $(10,455,911)          $ (5,115,026)          $ (2,542,838)
 Reconciling Items:
  Accretion of preferred stock discount                                    (1,078,055)                     0                      0
  Preferred stock dividends                                                  (145,146)                     0                      0
                                                                         ------------           ------------           ------------

 Loss attributale to common shareholders before extraordinary gain        (11,679,112)            (5,115,026)            (2,542,838)
 Extraordinary gain                                                           536,179                      0                      0
                                                                         ------------           ------------           ------------

    Loss attributable to common shareholders                             $(11,142,933)          $ (5,115,026)          $ (2,542,838)

Weighted average common shares outstanding for determination of:
  Basic earnings per share                                                  5,547,015              4,418,099              2,882,961
                                                                         ============           ============           ============

  Diluted earnings per share                                                5,547,015              4,418,099              2,882,961
                                                                         ============           ============           ============


Net loss per common share attributable to common shareholders:
 Basic:
  Loss before extraordinary gain                                         $      (2.11)          $      (1.16)          $      (0.88)
  Extraordinary gain                                                     $       0.10           $       0.00           $       0.00
                                                                         ------------           ------------           ------------

   Net loss                                                              $      (2.01)          $      (1.16)          $      (0.88)
                                                                         ============           ============           ============

 Diluted:
  Loss before extraordinary gain                                         $      (2.11)          $      (1.16)          $      (0.88)
  Extraordinary gain                                                     $       0.10           $       0.00           $       0.00
                                                                         ------------           ------------           ------------

   Net loss                                                              $      (2.01)          $      (1.16)          $      (0.88)
                                                                         ============           ============           ============



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